UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

May 21, 2004

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

#

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Friday, May 21, 2004, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to announce that that on May 18 the U.S. Court of Appeals for the Second Circuit denied the plaintiffs' motion for rehearing of its April 9, 2004 decision that affirmed the U.S. District Court's decisions dismissing, in its entirety, the Transactions Lawsuit against Bairnco and all the other defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

May 21, 2004

#

EXHIBIT INDEX

Exhibit

Description

99

Press Release

#

EXHIBIT 99

BAIRNCO CORPORATION

300 PRIMERA BOULEVARD, SUITE 432

LAKE MARY, FLORIDA  32746

(407) 875-2222

PRESS RELEASE

BAIRNCO CORPORATION REPORTS DENIAL OF PLAINTIFFS’ PETITION FOR REHEARING IN “TRANSACTIONS LAWSUIT” AGAINST BAIRNCO

Lake Mary, Florida, May 21, 2004 - Bairnco Corporation (NYSE-BZ) today reported that on May 18, the U.S. Court of Appeals for the Second Circuit denied the plaintiffs' motion for rehearing of its April 9, 2004 decision that affirmed the U.S. District Court's decisions dismissing, in its entirety, the Transactions Lawsuit against Bairnco and all the other defendants.

A Bairnco spokesperson said that the Company was very pleased with the ruling.

The NOL Lawsuit was not addressed in these rulings, and that case is still pending.

Bairnco Corporation is a diversified multinational company that operates two distinct businesses - Arlon and Kasco. Arlon's principal products include high technology materials for the printed circuit board industry, cast and calendered vinyl film systems, custom engineered laminates and pressure sensitive adhesive systems, and special silicone rubber compounds and components. Kasco's principal products include replacement band saw blades for cutting meat, fish, wood and metal, and on-site maintenance services for the retail food industry primarily in the meat and deli departments.  Kasco also distributes equipment to the food industry in Canada and France

(CONTACT: Larry C. Maingot, Bairnco Corporation,

Telephone:  (407) 875-2222, ext. 230)

***********************

#